                                                                   EXHIBIT 10.14

                                            ***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                           UNDER 17 C.F.R. Sections 200.80(b)(4)
                                                                   AND 240.24B-2

                          FUTURE BLOOD SCREENING ASSAY-

                                 ULTRIO ADDENDUM

                                    AMENDING

                   AGREEMENT ENTERED INTO AS OF JUNE 11, 1998

                                 BY AND BETWEEN

                 GEN-PROBE INCORPORATED, A DELAWARE CORPORATION

                                       AND

                               CHIRON CORPORATION

                                TABLE OF CONTENTS

                                                                                                                    Page
                                                                                                                    ----
1.       Definitions.............................................................................................      1

         1.1      Agreement......................................................................................      1

         1.2      Binder.........................................................................................      1

         1.3      Budget.........................................................................................      1

         1.4      Completion Date................................................................................      1

         1.5      FTE Labor Rate.................................................................................      1

         1.6      Interim Events.................................................................................      1

         1.7      Material Modification..........................................................................      1

         1.8      NIH Monies.....................................................................................      1

         1.9      Non-material Modification......................................................................      2

         1.10     Product Requirements Document..................................................................      2

         1.11     Project Management.............................................................................      2

         1.12     Resource Plan..................................................................................      2

         1.13     Software Requirements Specifications...........................................................      2

         1.14     Technical Plan.................................................................................      2

         1.15     Timeline.......................................................................................      2

         1.16     Ultrio Assay Product...........................................................................      2

         1.17     Ultrio Development Costs.......................................................................      2

         1.18     Ultrio Development Program.....................................................................      2

2.       Ultrio Development Program..............................................................................      3

         2.1      Objective......................................................................................      3

         2.2      General Conduct of Development.................................................................      3

         2.3      No Guarantee...................................................................................      3

         2.4      Project Management.............................................................................      3

                  2.4.1    Principles of Project Management......................................................      3

                                       i.

                                TABLE OF CONTENTS
                                   (Continued)

                                                                                                                     Page
                                                                                                                     ----
                  2.4.2    Project Manager.......................................................................      4

                  2.4.3    Project Manager's Responsibilities....................................................      4

                  2.4.4    Project Leaders.......................................................................      5

                  2.4.5    Reports...............................................................................      5

                  2.4.6    Meetings of the Supervisory Board.....................................................      5

         2.5      Development Responsibilities...................................................................      5

                  2.5.1    Principal Responsibility; General Statement...........................................      5

                  2.5.2    Shared Responsibility.................................................................      6

                  2.5.3    Principal and Shared Responsibility; Specific Allocation..............................      6

                  2.5.4    Regulatory/Licensure..................................................................      7

                  2.5.5    Project Leader Disagreements..........................................................      7

3.       Modifications...........................................................................................      7

         3.1      Ultrio Development Program Definition..........................................................      7

         3.2      Modifications..................................................................................      7

                  3.2.1    Request for Modifications.............................................................      7

                  3.2.2    Non-Material Modifications............................................................      8

         3.3      Material Modifications.........................................................................      8

                  3.3.1    Request for Material Modifications....................................................      8

                  3.3.2    Initial Analysis of Impact of Proposed Material Modification..........................      8

                  3.3.3    Preparation of Modified Ultrio Development Program....................................      8

                  3.3.4    Acceptance of Modified Ultrio Development Program.....................................      9

                  3.3.5    Effective Date of Modified Ultrio Development Program.................................      9

         3.4      Notice of Significant Changes..................................................................     10

4.       Changes to Ultrio Assay Product after Completion Date...................................................     10

         4.1      Process........................................................................................     10

         4.2      Additional Work under Addendum.................................................................     10

                                       ii.

                                TABLE OF CONTENTS
                                   (Continued)

                                                                                                                    Page
                                                                                                                    ----
5.       Ultrio Development Costs................................................................................    10

         5.1      [...***...]Ultrio Development Costs and [...***...]............................................    10

         5.2      Definition and Calculation of Ultrio Development Costs; [...***...]............................    11

                  5.2.1    Ultrio Development Costs; FTE Labor Rate..............................................    11

                  5.2.2    Comparison with Resource Plan.........................................................    12

                  5.2.3    Methodology...........................................................................    12

         5.3      Payment of Ultrio Development Costs............................................................    12

                  5.3.1    Accrued Ultrio Development Costs......................................................    12

                  5.3.2    [...***...] Budgeted Payments.........................................................    13

                  5.3.3    [...***...] True-Up Payments..........................................................    13

                  5.3.4    Invoices..............................................................................    13

         5.4      Dispute........................................................................................    13

         5.5      Right to Audit and Verify......................................................................    13

6.       Manufacturing and Commercialization.....................................................................    14

         6.1      Definitions Relevant to Manufacturing and Commercialization Obligation.........................    14

                  6.1.1    Applicable Purchase Price.............................................................    14

                  6.1.2    Transfer Price........................................................................    14

                  6.1.3    Manufacturing Cost....................................................................    14

                  6.1.4    Rare Reagents.........................................................................    14

         6.2      Right to Audit and Verify......................................................................    14

         6.3      Non-Commercial Products........................................................................    14

         6.4      Commercialization Budget.......................................................................    15

7.       License Grants..........................................................................................    16

8.       Addendum Effective Date; Term; Termination..............................................................    16

         8.1      Term of Ultrio Addendum........................................................................    16

         8.2      Termination for Breach.........................................................................    16

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      iii.

                                TABLE OF CONTENTS
                                   (Continued)

                                                                                                                   Page
                                                                                                                   ----
                  8.2.1    Default...............................................................................    16

                  8.2.2    Right to Cure Event of Default........................................................    17

                  8.2.3    Effect of Termination for Breach......................................................    17

         8.3      Termination by Both Parties....................................................................    17

                  8.3.1    Vote to Terminate.....................................................................    17

                  8.3.2    Effect of Notice Period on Termination by Both Parties................................    17

                  8.3.3    Effect of Termination by Both Parties.................................................    18

         8.4      Termination by Either Party; Unilateral Withdrawal from Ultrio Development Program.............    18

         8.5      Continuance of Ultrio Development Program following Unilateral Withdrawal or Termination.......    18

                  8.5.1    Election..............................................................................    18

                  8.5.2    Funding and Conduct of Development....................................................    18

                  8.5.3    Reimbursement of Development Costs....................................................    19

                  8.5.4    Control of the Program upon Unilateral Funding........................................    20

                  8.5.5    Rights under Agreement................................................................    20

9.       Escalation..............................................................................................    21

         9.1      Escalation Process.............................................................................    21

         9.2      Remedies in Event of Default...................................................................    21

         9.3      Survival.......................................................................................    21

10.      No Other Amendment......................................................................................    21

11.       Counterparts...........................................................................................    22

                                       iv.

                          Future Blood Screening Assay-

                                 ULTRIO ADDENDUM

         This Future Blood Screening Assay - Ultrio Addendum (the "Ultrio Addendum") is entered into, effective as of January 1, 2001 (the "Addendum Effective Date") pursuant to and amending that certain Agreement entered into as of June 11, 1998 (the "Agreement") by and between Gen-Probe Incorporated, a Delaware corporation ("Gen-Probe") with a principal place of business at 10210 Genetic Center Drive, San Diego CA 92121, and Chiron Corporation, a Delaware corporation ("Chiron;" collectively with Gen-Probe, the "parties") with a place of business at 4560 Horton Street, Emeryville, CA 94608.

                                    Recitals

         A. The parties entered into the Agreement as of June 11, 1998. The Agreement was amended by the following: (i) June 11, 1998 Supplemental letter agreement, (ii) June 26, 1998 Addendum to Collaboration Agreement, (iii) June 30, 1998 Supplemental letter agreement, (iv) June 30, 1998 Consent, (v) December 7, 1999 Amendment to Collaboration Agreement, (vi) February 1, 2000 Amendment No. 2 to Collaboration Agreement, (vii) June 7, 2001 Supplemental agreement no. 1 (Customer training and Support), (vii) October 30, 2001 Confidentiality and Joint Interest Agreement, and (ix) April 1, 2002 Amendment No. 3 (warehousing and shipping). In addition, the parties entered into certain settlements, described in Recital E below.

         B. In the Agreement, the parties agreed to discuss, during the term thereof, the selection and establishment of one or more Development Programs for one or more Future Blood Screening Assays to be conducted by the Blood Screening Instruments.

         C. The parties have discussed the proposed development of a triplex TMA assay for the detection of human immunodeficiency virus (HIV), hepatitis C virus (HCV), and/or hepatitis B virus (HBV), on a semi-automated instrument system, which assay would fall within the definition of a "Future Blood Screening Assay" set forth in Section 1.30 of the Agreement (the "Ultrio Assay").

         D. Gen-Probe applied for and received a contract with the National Institutes of Health, Contract N01-HB-07148, effective January 1, 2000, for which Chiron submitted a supporting letter, which contract as amended provides for, among other things, the partial funding of costs associated with the development of the Ultrio Assay.

         E. The parties submitted a number of disputes under the Agreement to arbitration pursuant to Section 13 of the Agreement, and in resolution of those disputes, executed a Definitive Written Settlement Agreement, dated December 5, 2001, and a Short Form Agreement, dated November 16, 2001. These settlement agreements addressed certain aspects of the development of the Ultrio Assay, the funding of such development, and eventual sale of any developed Ultrio Assay. All provisions of these settlement agreements which address the subject matter addressed in this Addendum are expressly superceded by this Ultrio Addendum, except as expressly described herein.

         F. By this Ultrio Addendum, the parties desire to include the Ultrio Assay to be conducted by one or more of the Blood Screening Instruments within the scope of the provisions of the Agreement, as clarified and amended by the terms and conditions more particularly described in this Ultrio Addendum.

                                    Agreement

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth in this Ultrio Addendum, the parties agree as follows:

1. Definitions. All capitalized terms used but not defined in this Ultrio Addendum shall have the meanings set forth in the Agreement.

         1.1 Agreement shall mean the June 11, 1998 Collaboration Agreement, as amended in the manner described in Recital A.

         1.2 Binder means that certain three-ring binder, with one or more volumes, entitled "Ultrio Development Program for the Ultrio Assay Product (Gen-Probe/Chiron Ultrio Development Addendum, dated as of January 1, 2001) Binder," in which certain documents, materials or other items incorporated into this Ultrio Addendum by reference are kept. The original Binder and an additional volume of the Binder, labeled "Amendments to Ultrio Development Program" and reflecting any changes, modifications or amendments to the Binder, are maintained by and located at the premises of Gen-Probe. A copy of the original Binder, and a copy of the additional volume of the Binder, each signed by both parties, shall be maintained by and located at the premises of Chiron.

         1.3 Budget means the budgeted Ultrio Development Costs of the Ultrio Development Program. The Budget shall include the estimated cost of the Ultrio Development Program on a monthly basis through the end of the Ultrio Development Program. The approved Budget is described in the Binder under the heading "Budget", and may be amended from time to time under the provisions of Section 3 below.

         1.4 Completion Date means a date which is [...***...].

         1.5 FTE Labor Rate is defined in Section 5.2.1.

         1.6 Interim Events means such events of material significance to the Ultrio Development Program as are mutually agreed to by both parties and set forth with specificity and identified as an "Interim Event" on the Timeline included within the Technical Plan, as such Interim Events may be modified, pursuant to the change procedures set forth in Section 3 of this Ultrio Addendum.

         1.7 Material Modification means a change or amendment to the Ultrio Development Program that materially affects the requirements set forth in the then-current Product Requirements Document, Software Requirement Specifications, Technical Plan, Resource Plan or Budget, or that materially modifies an Interim Event set forth in the Timeline included within the Technical Plan.

         1.8 NIH Monies means all monies actually paid to Gen-Probe by the NIH specifically to defray Ultrio Development Costs under (i) the NIH contract referenced in Recital D above (ii) any extensions or amendments to the NIH contract referenced in Recital D, and (iii) any other contract or grant under which Gen-Probe seeks reimbursement for Ultrio Development Costs. NIH Monies shall not include any monies paid to Gen-Probe by the NIH for any other purpose, even if paid pursuant to contracts which also provide for payment of Ultrio Development Costs. so long as Gen-Probe can reasonably demonstrate that monies paid do not relate to the Ultrio Development Program.

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                        1.

         1.9 Non-material Modification means a change or amendment to the Ultrio Development Program other than a Material Modification. Written agreement among members of Project Management that a modification is a "Non-material Modification" hereunder as described in Section 3.2 below shall be conclusive.

         1.10 Product Requirements Document (or "PRD") means the specifications for the Ultrio Assay Product, and includes as a component thereof the Software Requirements Specifications. The initial Product Requirements Document is described in the Binder, under the heading "Product Requirements Document (PRD, Revision A, dated May 16, 2001)," and may be amended from time to time under the provisions of Section 3 below.

         1.11 Project Management is defined in Section 2.4.1.

         1.12 Resource Plan means the description of (i) a party's personnel to be allocated to the Ultrio Development Program, including the name of the specific personnel or the qualification or grade of unidentified personnel, and dedicated amount of time and periods for the commitment of such personnel required for the Ultrio Development Program, and (ii) equipment, tools, software, or other special items, the purchase, license or leasing of which is specifically required for use by such personnel to support the Ultrio Development Program. The initial Resource Plan is described in the Binder, under the heading "Resource Plan," and may be amended from time to time under the provisions of Section 3 below.

         1.13 Software Requirements Specifications (or "SRS") means the specifications for the software component of the Ultrio Development Program. The initial Software Requirements Specifications are described in the Binder, under the heading "Software Requirements Specifications (SRS, Revision C, dated October 1 , 2002)," and may be amended from time to time under the provisions of
Section 3 below.

         1.14 Technical Plan means the statement of work prepared for the development of the Ultrio Assay Product, including the responsibilities to be performed by each party, the responsibilities to be performed jointly, the schedule for performance of those responsibilities, an overall development timeline and a Resource Plan. The initial Technical Plan is described in the Binder, under the heading "Technical Plan, Revision A, dated June 27, 2001," and may be amended from time to time under the provisions of Section 3 below.

         1.15 Timeline means the overall development timeline included within the Technical Plan.

         1.16 Ultrio Assay Product is defined on Schedule 1.16 and expressly excludes any products or instruments in the Clinical Diagnostic Field.

         1.17 Ultrio Development Costs means, with respect to this Ultrio Addendum only, the development costs defined in Section 5 hereof.

         1.18 Ultrio Development Program means the statement of work for the development of the Ultrio Assay Product under the terms of this Ultrio Addendum, as such development program is described in the Binder, and consists of (i) the Product Requirements Document, (ii) the Software Requirements Specifications,
(iii) the Technical Plan, (iv) the Resource Plan included within the Technical Plan, and (v) the Budget.

                                       2.

2. Ultrio Development Program.

         2.1 Objective. Subject to the terms of the Agreement, as amended by this Ultrio Addendum, the parties each shall conduct their respective obligations under the Ultrio Development Program as established in accordance with the terms hereof, and shall conduct such clinical trials and apply for and endeavor to obtain such regulatory approvals as necessary or appropriate to make and sell the Ultrio Assay Product in the Territory for use in the Blood Screening Field.

         2.2 General Conduct of Development. The parties shall conduct their respective obligations under the Ultrio Development Program in compliance in all material respects with all requirements of applicable laws and regulations and all applicable good laboratory, clinical and manufacturing practices. In addition, the parties each shall proceed diligently with their respective obligations under the Ultrio Development Program and shall use their respective Commercially Reasonable Efforts to achieve the objectives of the Ultrio Development Program efficiently and expeditiously. The parties each shall allocate such personnel, equipment, facilities and other resources to the Ultrio Development Program to carry out their respective obligations and to accomplish the objectives thereof, all as is more particularly described in the Ultrio Development Program, as amended from time to time during the term of this Ultrio Addendum (in accordance with the provisions of Section 3). Each party shall have the right to consult with the other party regarding the Ultrio Development Program and the obligation to reasonably consider the other party's advice.

         2.3 No Guarantee. While each party agrees to use Commercially Reasonable Efforts to achieve the objectives described in the Ultrio Development Program (as amended from time to time during the term of this Ultrio Addendum (in accordance with the provisions of Section 3) efficiently and expeditiously, the parties understand that they have embarked on a development program whose outcome is uncertain. The parties further understand that the Ultrio Development Program is subject to a number of variables that are inherent to the development process and that there is a possibility that the parties may fail to successfully complete the development of the Ultrio Assay Product, even though each party exercises Commercially Reasonable Efforts and commits the resources described in the Ultrio Development Program. Neither party will be in breach of its obligations to the other hereunder and such party shall be deemed to have exercised Commercially Reasonable Efforts, so long as such party shall have committed the resources described in the Ultrio Development Program, even if such resources fail to successfully complete the development of the Ultrio Assay Product, or to complete the development of the Ultrio Assay Product in accordance with the Timeline or for the amounts described in the Budget or to the specifications set forth in the PRD or the SRS. The payment of Ultrio Development Costs between the parties shall be due and payable without respect to the achievement of any particular deliverable specified in the Ultrio Development Program.

         2.4 Project Management.

                  2.4.1 Principles of Project Management. The parties agree that in the process of exercising their responsibilities, the Project Management (consisting of the Project Manager and Project Leaders, as set forth herein) should have routine access to such information needed to assess progress under and costs of the Ultrio Development Program. Specifically, the parties agree that the Project Leaders shall be invited to participate in all team meetings, and will have access to team meeting minutes, Timecards and other expense records, except to the extent the Project Leader for the party assigned principal responsibility under Section 2.5.3 of this Ultrio Addendum for an activity determines in its reasonable discretion that any such meetings or minutes contain confidential, proprietary information of the responsible party. In such cases, the Project Manager shall (i) determine whether the Project Leader for the party not having primary responsibility for the activity can attend all or a portion

                                       3.

of such meeting, (ii) provide a copy of the meeting minutes to the Project Leader not having primary responsibility for the activity with such confidential, proprietary information redacted, and (iii) to the extent that such minutes had proprietary or confidential information redacted, inform the Project Leader not having primary responsibility of the general nature of any decisions made at such meeting which affect the Timeline, Budget or Interim Events; provided, however that the Project Manager may only redact information comprising Gen-Probe intellectual property and know how or confidential business issues. Project Leaders will have access to non-confidential and non-proprietary information of the other party necessary to perform their responsibilities under the Ultrio Development Program, including those listed under Section 2.4.4. Project Leaders will inform and coordinate all activities, including meetings with personnel involved in the performance of the Ultrio Development Program, with the Project Manager. The primary point of contact for the Ultrio Development Program at Gen-Probe will be Gen-Probe's Project Manager, the primary point of contact at Chiron will be Chiron's Project Leader. In order to maintain an efficient and orderly development the parties will communicate through the primary points of contact as much as possible when requesting information concerning the progress of the Ultrio Development Program. Confidentiality will be maintained in accordance with Section 8.1 of the Agreement, and disclosure of any information under this Section 2.4.1 shall be governed by that certain Confidentiality and Joint Interest Agreement, by and between the parties, dated as of October 30, 2001.

                  2.4.2 Project Manager. The project associated with development of the Ultrio Assay Product will be managed under a Project Manager, the responsibilities of which are described in Section 2.4.3. The Ultrio Development Program will be managed by a Project Manager appointed by Gen-Probe. As of the Addendum Effective Date, the Project Manager shall be [...***...]. Any change by Gen-Probe of the Project Manager must be approved by the Supervisory Board, which approval shall not be unreasonably withheld.

                  2.4.3 Project Manager's Responsibilities. The Project Manager shall be responsible for the following activities, together with such other activities as the parties may agree:

                           (a) Managing all matters relating to the Ultrio
Development Program under this Ultrio Addendum, including each party's respective responsibilities and contributions and receiving reports from the Project Leaders;

                           (b) Providing written monthly progress reports to the
parties and presenting status reports to the Supervisory Board in accordance with Section 2.4.6 below;

                           (c) Submitting and receiving the reports, materials
and documents required to be delivered under this Ultrio Addendum;

                           (d) Overseeing the process of proposing, and
submitting to the parties, any proposed modifications to the Product Requirements Document, Software Requirement Specifications, Technical Plan, Resource Plan or Budget, and in the event the parties cannot agree, presenting the same to the Supervisory Board in an objective and neutral manner;

                           (e) Arranging any meetings to be held between the
parties and participating, to the extent the Project Manager deems appropriate, in meetings of the Project Leaders;

                           (f) Maintaining, for record keeping purposes, a log
book or notes containing summaries and dates of all material communications and deliveries between the parties of which the Project Manager is aware, consistent with the parties' protocol for such sharing of confidential

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                       4.

information set forth in that certain Confidentiality and Joint Interest Agreement, by and between the parties, dated as of October 30, 2001;

                           (g) Implementing appropriate practices and procedures
to manage the progress under this Ultrio Addendum;

                           (h) Fostering good communication between the parties.
It is intended by the parties that both parties share, through reports from the Project Leaders to the Project Manager, in the information concerning the progress made in the Ultrio Development Program and the cause of any delays. It is expected that the Project Leaders will make recommendations to the Project Manager for preferred paths when substantial delays are identified and multiple paths forward are identified. Understanding that it takes time for information to flow up the chain of command, the Project Manager will inform Chiron of delays and progress on resolution as soon as it becomes available to him; and

                           (i) It is understood that both companies hold
proprietary trade secret know-how and processes regarding their respective technologies that are not necessarily shared as part of this Agreement. On occasion it may occur that a full understanding of difficulties in the progress of development may require a detailed understanding of this proprietary know-how and processes. Each party will endeavor to appraise the other of the outcomes and consequences of these difficulties, while protecting the confidentiality of the information.

                  2.4.4 Project Leaders. Gen-Probe and Chiron will each appoint a project leader (each a "Project Leader") who is responsible for (a) assembling project teams for his or her respective party and (b) completing project responsibilities allocated to such party in Section 2.5. For the purposes of completing the Ultrio Development Program, these Project Leaders will report to the Project Manager. The Project Leader employed by a party shall be responsible for reporting to the employing party whether he or she believes the other party has proceeded diligently with its stated obligations under the Ultrio Development Program, has allocated sufficient personnel, equipment, facilities and other resources to achieve the objectives of the Ultrio Development Program and has exercised Commercially Reasonable Efforts to achieve its objectives efficiently and expeditiously.

                  2.4.5 Reports. In addition to the records and reports required to be kept by the parties under Section 3.5 of the Agreement, each Project Leader will provide to the Project Manager, in writing, a progress report delivered on or before the 15th day of each calendar month during the term of the Ultrio Development Program. These reports will cover technical progress as well as financial expenditures and FTE Labor hour reconciliations. The Project Manager may rely on any such reports for the purpose of making his or her progress report to the Supervisory Board described in Section 2.4.6 below.

                  2.4.6 Meetings of the Supervisory Board. The Supervisory Board shall meet from time to time during the term of this Ultrio Addendum, but not less frequently than once each calendar quarter during the term hereof. Not less frequently than quarterly, a regular agenda item at the regularly scheduled Supervisory Board meeting shall be to receive a report from the Project Manager and conduct a review of the Ultrio Development Program to assess progress of the development and the potential for commercialization of the Ultrio Assay Product.

         2.5 Development Responsibilities.

                  2.5.1 Principal Responsibility; General Statement. The parties' intention is the smooth and efficient conduct of development, and the parties desire by this Section 2.5 to provide guiding principles by which day-to-day decisions may be made by the responsible party and by which the

                                       5.

approval process more particularly described in Section 3 below shall be governed. The parties intend that portions of the Ultrio Assay Product development will be conducted primarily and principally by one or the other of the parties, after consultation and discussion with the other party, under the supervision of the Project Manager, as follows: (i) [...***...]; and (ii) [...***...]. The party to whom principal responsibility is allocated in this
Section 2.5 has the power to make day-to-day decisions regarding matters within the area of such responsibility, consistent with the overall Ultrio Development Program. The parties' obligations with respect to certain warehousing and shipping are subject to Amendment No. 3.

                  2.5.2 Shared Responsibility. Gen-Probe and Chiron have entered into that certain Definitive Written Settlement Agreement, dated December 5, 2001. Section 2(a) of the Definitive Written Settlement Agreement incorporates by reference the provisions of the Short Form Agreement (attached as Exhibit A to the Definitive Written Settlement Agreement). The parties hereby expressly incorporate the provisions of Sections F.5 and F.6 of the Short Form Agreement between the parties, dated November 16, 2001, into this Ultrio Addendum, and agree that the provisions of Sections F.5 and F.6 of the Short Form Agreement will govern the relationship between the parties for the purpose of the Ultrio Assay Product in connection with the subject matters addressed in those provisions.

                  2.5.3 Principal and Shared Responsibility; Specific Allocation. Without limiting the general statements set forth in Sections 2.5.1 and 2.5.2, the parties agree to allocate specific responsibility as follows:

-----------------------------------------------------------------------------------------------------
Function                            Principal Responsibility                    Shared Responsibility
-----------------------------------------------------------------------------------------------------
[...***...]                               Chiron
-----------------------------------------------------------------------------------------------------
[...***...]                               Chiron
-----------------------------------------------------------------------------------------------------
[...***...]                               Chiron
-----------------------------------------------------------------------------------------------------
[...***...]                               Gen-Probe
-----------------------------------------------------------------------------------------------------
[...***...]                               Gen-Probe
-----------------------------------------------------------------------------------------------------
[...***...]                               Gen-Probe
-----------------------------------------------------------------------------------------------------
[...***...]                               Gen-Probe
-----------------------------------------------------------------------------------------------------
[...***...]                               Gen-Probe
-----------------------------------------------------------------------------------------------------
[...***...]                               Gen-Probe*
-----------------------------------------------------------------------------------------------------
[...***...]                               Gen-Probe*
-----------------------------------------------------------------------------------------------------
[...***...]                               Gen-Probe*
-----------------------------------------------------------------------------------------------------
[...***...]                                                                     Gen-Probe/Chiron
-----------------------------------------------------------------------------------------------------
[...***...]                                                                     Gen-Probe/Chiron
-----------------------------------------------------------------------------------------------------
[...***...]                               Gen-Probe
-----------------------------------------------------------------------------------------------------
[...***...]                                                                     Gen-Probe/Chiron
-----------------------------------------------------------------------------------------------------
[...***...]                               Chiron
-----------------------------------------------------------------------------------------------------
[...***...]                                                                     Gen-Probe/Chiron
-----------------------------------------------------------------------------------------------------

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                       6.

------------------------------------------------------------------------------------------------------
Function                                     Principal Responsibility            Shared Responsibility
------------------------------------------------------------------------------------------------------
[...***...]                                       Gen-Probe
------------------------------------------------------------------------------------------------------
[...***...]                                       Gen-Probe
------------------------------------------------------------------------------------------------------
[...***...]                                       Gen-Probe
------------------------------------------------------------------------------------------------------
[...***...]                                       Gen-Probe
------------------------------------------------------------------------------------------------------
[...***...]                                       Chiron
------------------------------------------------------------------------------------------------------
[...***...]                                       Chiron
------------------------------------------------------------------------------------------------------
[...***...]                                                                      Gen-Probe/Chiron
------------------------------------------------------------------------------------------------------

         *Chiron shall have reasonable input into [...***...].

                  2.5.4 Regulatory/Licensure. Pursuant to [...***...].

                  2.5.5 Project Leader Disagreements. It is recognized that the Project Leaders may disagree on approaches. Even though one party has the principal responsibility for development in the functional area described in
Section 2.5, disagreements that cannot be resolved by Project Management may be brought to the Supervisory Board. However, work will proceed in accordance with the choice of the principally responsible party, while being discussed at the Supervisory Board. In the event that the parties do not agree at the Supervisory Board level, the party with principal responsibility may continue to proceed per its best judgment. If a disagreement arises in a functional area for which responsibility is shared and resolution cannot be achieved at the Supervisory Board, except as to Regulatory/Licensure Strategy which shall be governed by
Section 2.5.4 above, work shall be suspended in such functional area until a resolution is reached through Article 13 of the Agreement, including arbitration.

3. Modifications.

         3.1 Ultrio Development Program Definition. The parties have prepared and agreed upon a Ultrio Development Program, as described in the Binder. The Ultrio Development Program, as described in the Binder, will govern the rights and responsibilities of the parties until changed in accordance with the provisions hereof. The parties recognize and anticipate that additional clarification and refinement of the Ultrio Development Program, including changes, if any, necessary to reflect accepted delays in, or increases in costs of, development, will be required as development proceeds. The parties intend that this Ultrio Addendum establish a process by which the parties will amend the Ultrio Development Program, in accordance with the terms described in this
Section 3.

         3.2 Modifications.

                  3.2.1 Request for Modifications. Either party may propose either Material or Non-material Modifications to any part of the Ultrio Development Program from time to time during the term of this Ultrio Addendum, including without limitation a request for a change to the FTE Labor Rate, as defined in Section 5.2.1. The process applicable to any such proposed modifications shall be as

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                       7.

described in this Section 3. Changes, modifications or improvements to the Ultrio Assay Product, after the Completion Date, are governed by the provisions of Section 4 below. The Project Manager, and under his or her supervision, the Project Leaders and their respective teams, will review any proposed modification to the Ultrio Development Program; if the two Project Leaders mutually agree in writing that a particular modification is a Material Modification or is a Non-material Modification, then such determination shall be conclusive. Unless the two Project Leaders determine to the contrary, any modification which (i) reflects an increase in the actual Ultrio Development Costs incurred that, when aggregated with all previously authorized modifications, of greater than [...***...] over the Development Costs reflected in the original Budget approved in effect as of the date this Ultrio Addendum was executed by the parties, or (ii) contains a proposal to alter any Interim Event as compared to the most recently approved Timeline shall be deemed to be a Material Modification. If the Project Leaders are unable to agree whether a particular requested modification is a Material or Non-material Modification, then the Supervisory Board shall review the requested change and make a determination with respect to whether such requested modification is a Material or Non-material Modification. If the Supervisory Board has met and consulted without resolution, then either party may, in its discretion, determine that the parties have reached an impasse with respect thereto and implement the escalation procedure described in Article 13 of the Agreement to resolve such impasse.

                  3.2.2 Non-Material Modifications. Unless changes to the specifications described in Section 3.2.1 constitute a Material Modification, any Non-Material Modifications shall be reported in the monthly summary progress reports pursuant to Section 2.4.4 and shall not be subject to the approval process described in Section 3.3.

         3.3 Material Modifications.

                  3.3.1 Request for Material Modifications. In the event that one party desires to request a Material Modification to the Ultrio Development Program from time to time during the term hereof, such party (the "requesting party") shall submit to the other party such request in writing, in sufficient detail to enable the other party (the "receiving party") to evaluate the request. Without limiting the foregoing, the requesting party shall prepare a revised draft version of the Budget, reflecting any changes necessary to fully implement the requested Material Modification to the Ultrio Development Program.

                  3.3.2 Initial Analysis of Impact of Proposed Material Modification. Promptly upon receipt of such request, but in any event not more than [...***...] thereafter, the parties shall conduct a preliminary analysis of the impact that the requested Material Modification would have, including without limitation the impact any such proposed Material Modification would have on the Budget and/or the Timeline, and shall meet and conduct an analysis of the impact of such Material Modification on the potential profitability of the Ultrio Assay Product. Should either party conclude, in its reasonable discretion, that the potential for [...***...] by any proposed change to the Ultrio Development Program requested in accordance with this Section 3.3, such party may elect to terminate participation in the Ultrio Development Program under the provisions of Section 8.4.

                  3.3.3 Preparation of Modified Ultrio Development Program. Unless the parties terminate the Ultrio Development Program for convenience under Section 8.3 below or a party terminates on unilateral withdrawal under
Section 8.4 below, promptly upon completion of the review and analysis under
Section 3.3.2, Gen-Probe and Chiron shall complete and deliver to the Supervisory Board revisions to the Product Requirements Document, Software Requirements Specification, Technical Plan, Resource Plan or Budget, as applicable, responsive to the request for acceptance by the parties under
Section 3.3.4

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                       8.

below. Costs incurred by Gen-Probe and Chiron to prepare such response to the request shall be included in Ultrio Development Costs hereunder.

                  3.3.4 Acceptance of Modified Ultrio Development Program.

                           (a) Unless the parties terminate the Ultrio
Development Program for convenience under Section 8.3 below or a party terminates on unilateral withdrawal under Section 8.4 below, the parties shall promptly, but not later than [...***...] after preparation by the parties of a modified Ultrio Development Program under Section 3.3.3 meet and consult with respect to the proposed modified Ultrio Development Program. Either party may elect to terminate participation in the Ultrio Development Program under the provisions of Section 8.4 below if the requested modification is a Material Modification, determined in accordance with Section 3.2.1. If neither party terminates under Sections 8.3 or 8.4 below, then neither party may unreasonably withhold approval of any request for modification of the Ultrio Development Program.

                           (b) If neither party terminates under Sections 8.3 or
8.4 below, then the parties shall thereafter finalize such modified Ultrio Development Program, using the provisions of this Section 3.3.4(b), as follows:

                                    (i) Each party shall, within [...***...]
following completion of the consultation and review under paragraph (a), deliver to the other party either a written approval of the proposed modified Ultrio Development Program or a detailed written statement specifying the basis for rejection. Approval shall not be unreasonably withheld. The requesting party may, in response to a rejection, revise the proposed modified Ultrio Development Program to reflect the discussions of the parties, and redeliver the revised proposed modified Ultrio Development Program for further review, until the parties agree upon the Material Modification. Either party may, in its discretion and with notice to the other party, determine that the parties have reached an impasse with respect to any proposed Material Modification and deliver the request to the Supervisory Board for determination.

                                    (ii) If a party delivers the request to the
Supervisory Board for determination, the Supervisory Board shall promptly, but not later than the later of (i) [...***...] of a requested modified Ultrio Development Program, or (ii) [...***...], meet and discuss the proposed Material Modification to Ultrio Development Program.

                                    (iii) If the Supervisory Board has met and
consulted without resolution, then either party may, in its discretion, determine that the parties have reached an impasse with respect to any proposed modification and implement the escalation procedure described in Article 13 of the Agreement to resolve such impasse. Notwithstanding anything to the contrary in this Ultrio Addendum or the Agreement, all Material Modifications, whether agreed or determined through arbitration, shall be finally determined and documented in accordance with this Section 3.3. Where one party has rejected a proposed modified Ultrio Development Program, the sole question to be presented in any arbitration is whether that party unreasonably withheld its approval.

                  3.3.5 Effective Date of Modified Ultrio Development Program. At such time as the parties (or, if applicable, the Supervisory Board) shall have accepted a modified Ultrio Development Program incorporating a Material Modification, or any portion thereof, the parties shall evidence such agreement by initialing the revised Product Requirements Document, Software Requirements Specification, Technical Plan, Resource Plan or Budget, as applicable. The Ultrio Development Program as so modified and approved shall constitute the Ultrio Development Program hereunder and be

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                       9.

incorporated by reference into this Ultrio Addendum, and shall supersede the preceding Ultrio Development Program, or applicable portions thereof, for all purposes. In order to evidence their agreement to the revised Ultrio Development Program, the parties shall include it in an additional volume of the Binder, labeled "Amendments to Ultrio Development Program," in which all amendments and modifications to the Ultrio Development Program will be kept.

         3.4 Notice of Significant Changes. Each party will give [...***...] notice to the other party prior to any proposal of a significant reduction or increase in resources from the then-current Resource Plan in order to allow the parties time to divert resources either to or from the Ultrio Development Program. Any significant changes to the Budget or the Resource Plan shall be effective only upon the expiration of [...***...] from the delivery of such notice, unless the parties both agree to a shorter period OF time in writing.

4. Changes to Ultrio Assay Product after Completion Date.

         4.1 Process. Notwithstanding the provisions of Section 3, the parties recognize that from time to time during the term hereof the market may demand or regulatory changes may require that special enhancements or modifications be made to the Ultrio Assay Product, and that either party may desire to adopt such changes. From and after the Completion Date, each party will notify the Supervisory Board promptly upon receipt of a request from a customer, or upon identification of regulatory changes that may require the parties to implement any enhancement, modification or other change to the Ultrio Assay Product. The Supervisory Board shall promptly, but not later than the latter of (i) [...***...] a party of such request for such changes to the Ultrio Assay Product, or (ii) [...***...], meet and consult with respect to such requested change. The Supervisory Board shall decide (i) whether the requested changes should be implemented; and (ii) whether the requested changes can be implemented under the terms of this Ultrio Addendum or are significant enough to warrant a new Development Program under the terms of Article 3 of the Agreement, in which case the parties shall use the process more particularly described in Section
3.2 of the Agreement.

         4.2 Additional Work under Addendum. If the Supervisory Board determines that the changes are sufficiently minor that they can be implemented under this Ultrio Addendum, then the parties shall implement the process more particularly described in Section 3.3 above, and the Supervisory Board may approve a new Ultrio Development Program, consisting of a new modified Product Requirements Document, Software Requirements Specifications, Technical Plan, Resource Plan and Budget, for the purpose of developing such changes. Notwithstanding the foregoing, nothing herein shall obligate either party to conduct development work after the Completion Date with respect to the Ultrio Assay Product, without regard to whether the other party indicates a willingness to pay some portion or the entire costs of such development.

5. Ultrio Development Costs.

         5.1 [...***...] Ultrio Development Costs and [...***...]. Each party is responsible for and agrees to pay [...***...], as defined in and subject to
Section 5.2 below, [...***...]. Such costs shall be payable as described in
Section 5.3 herein. The Budget has been prepared for the purpose of permitting the parties to plan for Ultrio Development Program expenditures related to Ultrio Development Costs hereunder and represents the parties' best estimate of such Ultrio Development Costs, but does not represent a "fixed price maximum" or other guaranteed maximum cost of the development required for the Ultrio Development Program.

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      10.

         5.2 Definition and Calculation of Ultrio Development Costs; [...***...]. "Ultrio Development Cost" with respect to the Ultrio Development Program means the fully-burdened cost of conducting the research and development (including clinical trials and domestic and international regulatory submissions) of the Ultrio Assay Product, and shall include (i) [...***...], and
(ii) [...***...]. "Ultrio Development Costs" shall not include [...***...]. Costs will be calculated in accordance with United States generally accepted accounting principles, consistently applied ("U.S. GAAP"), or as otherwise mutually agreed in writing between the parties.

                  5.2.1 Ultrio Development Costs; FTE Labor Rate.

                           (a) In lieu of accounting specifically for and
receiving direct reimbursement for certain Ultrio Development Costs, the parties have agreed to include reimbursement for those certain categories of Ultrio Development Costs within an agreed-upon labor rate for full time equivalent personnel (the "FTE Labor Rate"). Those categories of "Ultrio Development Costs" included within the FTE Labor Rate are those costs more particularly described on Schedule 5, in paragraph 2 entitled "Ultrio Development Costs included within FTE Labor Rate". Neither party shall be reimbursed separately for Ultrio Development Costs included within FTE Labor Rate. Those categories of "Ultrio Development Costs" not included within the FTE Labor Rate are those costs more particularly described on Schedule 5, in paragraph 3 entitled "Ultrio Development Costs not included within FTE Labor Rate". Each party shall be reimbursed separately for Ultrio Development Costs not included within FTE Labor Rate.

                           (b) The FTE Labor Rate in effect as of the Addendum
Effective Date is set forth in paragraph 1 on the attached Schedule 5, and is included in the Resource Plan and reflected in the Budget. Each year the parties will evaluate and re-set a FTE Labor Rate for the Budget for the new calendar year based on the parties' budgets for the then-current calendar year and consistent with the requirements of Section 5.2.1(d) below. In the event the parties shall not have agreed upon a new FTE Labor Rate before commencement of a calendar year, the parties shall use the rate in effect during the immediately preceding calendar year for billing purposes, subject to "true-up" (using the same methodology as described in Section 5.2.1(e) below) at such time as the FTE Labor Rate for the then-current calendar year has been agreed.

                           (c) In addition to the annual reset described in
Section 5.2.1(b) above, either party shall have the right to request a change in the FTE Labor Rate reflected on the attached Schedule 5 to be applied on a prospective basis under the approval process set forth in Section 3. Acceptance of such request for modification shall be governed by Section 3.3.4 of this Ultrio Addendum.

                           (d) In addition to the foregoing, throughout the term
of this Ultrio Addendum:

                                    (i) each party shall have the same FTE Labor
Rate applicable to it as is applied to the other party, subject to any agreed modifications; and

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      11.

                                    (ii) in the event either party requests a
modification to the FTE Labor Rate hereunder, the modified FTE Labor Rate shall be calculated using the same methodology as that used to calculate the FTE Labor Rate in effect as of the Addendum Effective Date. The methodology used to calculate the FTE Labor Rate in effect as of the Addendum Effective Date is described on the attached Schedule 5.2.3, entitled "Ultrio Development Costs Calculation Methodology".

                           (e) In the event aggregate actual Ultrio Development
Costs that are reimbursed through the FTE Labor Rate exceeded, or fell short of, the agreed FTE Labor Rate reflected in the Budget (as agreed to in accordance with the provisions of Section 5.2.1(b) above) for such calendar year, the parties will "true-up" such reimbursement annually in accordance with this
Section 5.2.1(e). [...***...] of each year during the term hereof, each Gen-Probe will calculate and deliver to Chiron an accounting of the actual expenditures made by Gen-Probe for those costs more particularly described on
Schedule 5, in paragraph 2 entitled "Ultrio Development Costs included within FTE Labor Rate" and compare them to the amounts reimbursed through the FTE Labor Rate in such year. Each party will have [...***...] in which to meet and agree upon a final FTE Labor Rate for such year (the "Final FTE Labor Rate") which more closely approximates the actual labor rate experienced by each party. If necessary Chiron will travel to Gen-Probe in order to complete the review in these timeframes. Each party shall have the same Final FTE Labor Rate applicable to it as is applied to the other party, subject to any agreed modifications. If the parties disagree on a Final FTE Labor Rate, such disagreement shall be addressed by the Supervisory Board and, if necessary, by implementation of the escalation procedure described in Article 13 of the Agreement, excluding arbitration. In the event that one party received less than the Final FTE Labor Rate, such party shall be entitled to receive from the other party an amount equal to [...***...] of the difference between the actual Ultrio Development Costs included within the FTE Labor Rate and the reimbursed Ultrio Development Costs included within the FTE Labor Rate; similarly, in the event that one party received more than the Final FTE Labor Rate, such party shall be required to reimburse the other party in an amount equal to [...***...] of the difference between the actual Ultrio Development Costs included within the FTE Labor Rate and the reimbursed Ultrio Development Costs included within the FTE Labor Rate.

                           (f) Ultrio Development Costs not included within the
FTE Labor Rate shall be budgeted and trued-up under the same terms as the FTE Labor Rate.

                  5.2.2 Comparison with Resource Plan. The planned resources, and the associated costs, will be broken out on a monthly basis and analyzed against the Resource Plan included within the Technical Plan, and reflected in the Budget.

                  5.2.3 Methodology. Attached hereto as Schedule 5.2.3 is a detailed methodology for the calculation of the Ultrio Development Costs, including costs reimbursed through the FTE Labor rate and significant external costs, as defined in this Section 5.2. The parties shall use such methodology for the purpose of invoicing and payment more particularly described in Section
5.3 below.

         5.3 Payment of Ultrio Development Costs. In addition to the provisions of Article 7 of the Agreement, the parties agree as follows:

                  5.3.1 Accrued Ultrio Development Costs. Each party has already incurred, prior to the date of execution of this Ultrio Addendum, certain Ultrio Development Costs. To the extent that one party has paid more than its [...***...] share of the aggregate Ultrio Development Costs incurred prior to and until the date of execution of this Ultrio Addendum, [...***...], the other party will reimburse such party for [...***...] the Ultrio Development Costs paid by that

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      12.

party and [...***...] of the aggregate Ultrio Development Costs incurred prior to and until the date of execution of this Ultrio Addendum. Attached to this Ultrio Addendum as Schedule 5.3.1 is a summary of the Ultrio Development Costs incurred by the parties prior to the execution of this Ultrio Addendum, which includes an itemized summary of the NIH Monies received prior to the execution of this Ultrio Addendum.

                  5.3.2 [...***...] Budgeted Payments. Each party's respective [...***...] share of Ultrio Development Costs (after [...***...]) will be paid on a [...***...] in an amount equal to the amount reflected in Budget for that [...***...]. The Budget sets forth the parties' anticipated expenditures and FTE Labor amounts for Ultrio Development Costs [...***...] during the term of the Ultrio Development Program in the line item entitled "Total Project GP" and "Total Project Chiron," respectively. The line items entitled "GP Payment to Chiron" and "Chiron Payment to GP" in the Budget identify (i) the amount by which Chiron and Gen-Probe, respectively, are anticipated to incur Ultrio Development Costs in excess of their respective [...***...] share (the "negative delta"), and (ii) the party who is required to make the reimbursement payment. [...***...] during the term of the Ultrio Development Program, Gen-Probe will invoice Chiron the amount of such negative delta net of any credits or additional charges against amounts previously paid that have been agreed to by the Project Management prior to the date on which Gen-Probe rendered the invoice. Attached hereto as Schedule 5.3.2 is an example of this payment methodology.

                  5.3.3 [...***...] True-Up Payments. At the end of [...***...],
each party will calculate the actual FTE Labor hours expended on the Ultrio development Program during [...***...]. The Project Leaders will review these actual FTE Labor hours compare them to the Budget for the applicable [...***...]. In the event that one party expended more than [...***...] share of actual FTE Labor hours or Ultrio Development Costs not included in the FTE Labor hours during the [...***...], taking into account all payments made under
Section 5.3.2, the parties shall calculate the cost of such negative delta using the agreed FTE Labor Rate and Gen-Probe will adjust the next invoice issued to Chiron in the amount of such credit or additional charge on or before the expiration of [...***...] after the end of the applicable [...***...]. Attached hereto as Schedule 5.3.3 is an example of this true-up methodology.

                  5.3.4 Invoices. Each party will invoice the other for the amounts described in this Section 5.3 and all invoices will be due and payable [...***...] from the date of the invoice. In the event payment is not received within such period, the delinquent party shall pay a service charge if billed, equal to the amount overdue multiplied by the [...***...], but not exceeding the maximum allowable rate.

         5.4 Dispute. Neither party shall unilaterally invoice the other in advance for more than the amount reflected in the then-current Budget in a given period nor withhold payments of the amount reflected in the then-current Budget. Either party may, in its discretion, determine that the parties have reached an impasse with respect to a particular Budget item, the invoicing or payment of same, and implement the escalation procedure described in Article 13 of the Agreement to resolve such impasse. Notwithstanding the foregoing, neither party may withhold payment of [...***...] budgeted payments under Section 5.3.2, cease development work or otherwise impede the progress of the Ultrio Development Program by reason of such dispute.

         5.5 Right to Audit and Verify. Each party is entitled to review, evaluate, and in its discretion independently verify the basis of and actual expenditures incurred by the other party for which such party requests reimbursement as Ultrio Development Costs hereunder, in accordance with the provisions of

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      13.

Section 7.3 of the Agreement, including without limitation actual expenditures and amounts received as NIH Monies after the Addendum Effective Date but prior to the execution of this Ultrio Addendum.

6. Manufacturing and Commercialization.

         6.1 Definitions Relevant to Manufacturing and Commercialization Obligation. The parties intend that the Ultrio Assay Product falls within the following provisions of the Agreement:

                  6.1.1 Applicable Purchase Price. As used in the Agreement, the "Applicable Purchase Price" applicable to the Ultrio Assay Product is as set forth in Section 1.2.1 of the Agreement. The parties acknowledge that the Ultrio Assay Product is a Future Blood Screening Assay which includes as a constituent element an assay for HCV (other than those sold pursuant to Sections 3.1.4(b) or 3.6 of the Agreement), for which the provisions of Section 1.2.1 of the Agreement describes the "Applicable Purchase Price", as determined from time to time during the term of the Agreement. Notwithstanding section 3.2.7(b) of the Agreement, the Applicable Purchase Price for the Ultrio Assay Product in the Territory will never be less than [...***...].

                  6.1.2 Transfer Price. The "Transfer Price" applicable to the Ultrio Assay Product is set forth in Section 1.58.2 of the Agreement except that the Transfer Price for Ultrio Assay Product from conformance or development lots that is transferred to Third Parties in the Territory for use in the Blood Screening Field shall reflect and be adjusted if and to the extent that the costs of manufacture of such conformance or development lots is included as part of the Ultrio Development Costs. The Transfer Price will never be less than the Manufacturing Cost for the Ultrio Assay Product. The second sentence of Section
1.58.2 is deleted in its entirety, and replaced with the following:

         "The Transfer Price, based on this objective, shall never be less than the [...***...]."

                  6.1.3 Manufacturing Cost. The "Manufacturing Cost" for the Ultrio Assay Product shall be as defined in the Agreement.

                  6.1.4 Rare Reagents. The Ultrio Assay Product is a Future Blood Screening Assay which incorporates substantial Rare Reagents, as defined in Section 1.51 of the Agreement.

         6.2 Right to Audit and Verify. Chiron is entitled to review, evaluate, and in its discretion independently verify the basis of Gen-Probe's Manufacturing Cost using an independent third party, in accordance with the provisions of Section 7.3 of the Agreement.

         6.3 Non-Commercial Products.

                  6.3.1 If any portion of the notebook, development, clinical or conformance lots of the Ultrio Assay Product manufactured for the Ultrio Development Program is sold to a Third Party for use outside the United States or utilized by Chiron or Gen-Probe in a research or development program other than the Ultrio Development Program, including without limitation research studies or marketing studies performed in support of commercialization of the Ultrio Assay Product, or the development and clinical trials for the Tigris instrument, the party selling or utilizing such Ultrio Assay Product shall reimburse the Ultrio Development Program to the extent that the program was charged for the materials.

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      14.

                  6.3.2 Section 6.10 of the Original Agreement is amended to add the following as new subsection (b), applicable to the Ultrio Assay Product only:

         "(b) Gen-Probe agrees to provide to Chiron reasonable quantities of the Ultrio Assay Product manufactured by Gen-Probe for uses other than sale to customers, including without limitation research studies, marketing studies, internal research and development, and troubleshooting (all for Chiron's use only in direct furtherance of the express purposes of this Agreement and without any implied license for any purpose other than such express purposes), to the extent such Products are specifically ordered by Chiron for such purposes ("Non-commercial Ultrio Assay Products"). The entire compensation to Gen-Probe for Non-commercial Products shall be not greater than [...***...], as determined by reference to Gen-Probe's customary and ordinary accounting practices. The quantities of Non-commercial Ultrio Assay Products ordered by Chiron as well as quantities of Ultrio Assay Products consumed by Gen-Probe for all purposes other than the Ultrio Assay Development Program shall be subject to review by the Supervisory Board."

         6.4 Commercialization Budget.

                           (a) For the purpose of determining "commercialization
costs" (to be reimbursed to Chiron as permitted in Section 8.5 of the Agreement), Chiron shall submit to Gen-Probe a commercialization budget, promptly following any termination of this Ultrio Addendum for breach in accordance with Section 8.2 or an unilateral withdrawal by a party in accordance with Section 8.4, and the timely election by a Continuing Party to continue the Ultrio Development Program, as described in this Section 6.4.

                           (b) Chiron shall submit to Gen-Probe a
commercialization budget, setting forth the programs and anticipated costs, including applicable costs and overhead for internal sales, marketing, distribution, training, technical support, instrument service and field service engineering, product support, quality assurance, regulatory affairs and clinical affairs all as required to commercialize the Ultrio Assay. Such commercialization budget shall also include out-of pocket costs associated with each such program and initiative plus costs associated with any third party support and allocated costs of instrumentation on a per unit or other reasonable allocation method applicable to the commercialization of the Ultrio Assay Product. ,The detail and basis provided in the proposed budget shall be commensurate with the information supplied by Gen-Probe to support Gen-Probe's calculation of Manufacturing Cost.

                           (c) Gen-Probe will deliver to Chiron either a written
acceptance of the proposed commercialization budget or a detailed written statement specifying the basis for rejection. Chiron may, in response to a rejection, revise the proposed commercialization budget to reflect the discussions of the parties, and redeliver the revised commercialization budget for further review, until the parties agree upon the final commercialization budget. Either party may, in its discretion and with notice to the other party, determine that the parties have reached an impasse with respect to the proposed commercialization budget and deliver a request to the Supervisory Board for determination.

                           (d) If a party delivers the request to the
Supervisory Board for determination of the commercialization budget, the Supervisory Board shall promptly, but not later than the later of (i) [...***...], or (ii) [...***...], meet and discuss the proposed commercialization budget.

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      15.

                           (e) If the Supervisory Board has met and consulted
without resolution, then either party may, in its discretion, determine that the parties have reached an impasse with respect to the proposed commercialization budget and implement the escalation procedure described in Article 13 of the Agreement to resolve such impasse.

                           (f) Labeling: Labeling will indicate that the Product
was "Developed by Gen-Probe, in collaboration with Chiron"

7. License Grants.

The grant of licenses for the purpose of conducting the Ultrio Development Program shall be governed by Sections 3.2.6 and Section 9 of the Agreement. Chiron agrees that Gen-Probe shall be [...***...].

8. Addendum Effective Date; Term; Termination.

         8.1 Term of Ultrio Addendum. This Ultrio Addendum shall become effective on the Addendum Effective Date and shall continue in effect through the Blood Screening Term, unless sooner terminated in accordance with the provisions hereof. For the purpose of the Ultrio Assay Product, the "Blood Screening Term" shall mean the period commencing on the Addendum Effective Date and expiring on [...***...] after the First Commercial Sale of the Ultrio Assay Product. Termination of this Ultrio Addendum shall be governed by the terms of this Section 8 and termination of the Agreement is governed by Section 11.2 of the Agreement.

         8.2 Termination for Breach.

                  8.2.1 Default. Either party (the "nondefaulting party") has the right, upon written notice to the other party (the "defaulting party"), to terminate the Ultrio Development Program, upon the occurrence of any of the following events of default and the expiration of any applicable period of time for cure:

                           (a) if a party fails to make a payment required under
Sections 5.3.2 or 5.3.3 hereunder;

                           (b) if a party invoices for amounts using
expenditures not falling within the definition of Ultrio Development Costs or not included within the Budget.

                           (c) if a party fails to exercise Commercially
Reasonable Efforts to commit the resources described in the Ultrio Development Program or to exercise Commercially Reasonable Efforts achieve the objectives of the Ultrio Development Program; provided, however, that the failure to successfully complete the development of the Ultrio Assay Product, or to complete the development of the Ultrio Assay Product on the Timeline set forth in the Technical Plan or for the amounts described in the Budget or to the specifications set forth in the PRD or the SRS shall not be deemed to be a breach of this Ultrio Addendum; and

                           (d) if a party defaults under the Agreement which
default results in the termination of the Agreement.

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      16.

                  8.2.2 Right to Cure Event of Default. Upon the occurrence of any event of default entitling a party to terminate this Ultrio Addendum, the non-defaulting party may send notice of event of default, specifying in reasonable detail the nature of the default, to the defaulting party. The defaulting party will have [...***...] following the date of receipt of such notice within which to cure the breach or event of default. Failure to cure the default within such time period will result in termination of the Ultrio Development Program without further notice by the non-defaulting party, unless such non-defaulting party extends the cure period by written notice or withdraws the default notice. (The expiration of the period for such right to cure without cure, extension or withdrawal of the default notice is referred to as the "effective date of termination".)

                  8.2.3 Effect of Termination for Breach. Upon a termination of this Ultrio Addendum for default under this Section 8.2:

                           (a) Subject to the rights of the parties under
Section 9.3, the Ultrio Development Program shall be terminated.

                           (b) The non-defaulting party's rights under the
Agreement shall remain in full force and effect unchanged.

                           (c) The defaulting party's rights under the Agreement
with respect to all Products, other than the Ultrio Assay Product, shall remain in full force and effect unchanged.

                           (d) The defaulting party's rights under the Agreement
with respect to the Ultrio Assay Product shall terminate and be of no further force and effect. The defaulting party may not undertake a development substantially similar to the Ultrio Development Program with any other party for a period of [...***...].

                           (e) The defaulting party shall pay, to the other
party, in addition to any other rights or remedies available to the nondefaulting party at law or equity, promptly upon receipt of an invoice therefore, an amount equal to (i) [...***...], (ii) [...***...], and (iii) [...***...].

         8.3 Termination by Both Parties.

                  8.3.1 Vote to Terminate. The Supervisory Board, by unanimous vote, has the right, upon three (3) months written notice to both parties, to terminate the Ultrio Development Program and by extension this Ultrio Addendum.

                  8.3.2 Effect of Notice Period on Termination by Both Parties. During the notice period as set forth in Section 8.3.1, the provisions for reimbursement of a party's development efforts in accordance with the then-current Budget continue in force and effect, unless the party faced with reduction agrees that it can displace employees to other activities in a shorter time. The parties agree that each party shall attempt to minimize costs during the notice period. During the notice period, the parties shall continue to perform their respective obligations under the Ultrio Development Program, unless otherwise agreed by the parties in writing. Upon the expiration of the notice period (and the effective date of termination under Section 8.2 or the effective date of withdrawal under Section 8.4 of the Ultrio Development Program), each party shall pay, promptly upon receipt of an invoice therefor, to the other

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      17.

party an amount equal to (i) all Ultrio Development Costs accrued to date in the terminated Ultrio Development Program for which an invoice has been rendered and
(ii) all Ultrio Development Costs not yet invoiced but incurred in the terminated Ultrio Development Program, whether or not disputed, as set forth in the approved Budget.

                  8.3.3 Effect of Termination by Both Parties. Upon any termination of the Ultrio Development Program under this Section 8.3, the parties shall have such rights on termination as shall be unanimously agreed by the Supervisory Board as part of the decision to terminate for convenience.

         8.4 Termination by Either Party; Unilateral Withdrawal from Ultrio Development Program. Either party (referred to for convenience as the "withdrawing party") may elect to terminate this Ultrio Addendum under this
Section 8.4 on the following basis without further cause:

                           (a) The withdrawing party concludes in its reasonable
discretion that the potential for [...***...] by any proposed change to the Ultrio Development Program requested in accordance with Section 3.3 above; or

                           (b) The withdrawing party receives a request for a
Material Modification of the Ultrio Development Program as determined in accordance with Section 3.2.1; or

                           (c) The parties have failed to achieve one or more of
the Interim Events.

The withdrawing party may terminate this Ultrio Addendum under this Section 8.4 upon the provision to the other party (referred to for convenience as the "non-withdrawing party") of [...***...], specifying in reasonable detail the basis on which the withdrawing party is unilaterally terminating this Ultrio Addendum. (The notice of intent to withdraw described in this Section 8.4 is referred to for convenience as the "withdrawal notice"; and a date which is [...***...] is referred to for convenience as the "effective date of withdrawal").

         8.5 Continuance of Ultrio Development Program following Unilateral Withdrawal or Termination.

                  8.5.1 Election. Following any termination of this Ultrio Addendum for breach in accordance with Section 8.2 or an unilateral withdrawal by a party in accordance with Section 8.4, the non-defaulting party (under
Section 8.2) or the non-withdrawing party (under Section 8.4) (referred to for convenience as the "Continuing Party") may elect to continue the Ultrio Development Program by providing written notice to the other party on or before the effective date of termination under Section 8.2 or the effective date of withdrawal under Section 8.4.

                  8.5.2 Funding and Conduct of Development.

                           (a) If a Continuing Party elects pursuant to this
Section 8.5 to continue funding the Ultrio Development Program, such Continuing Party shall be solely responsible for the current funding of all Ultrio Development Costs from and after the effective date of termination under Section
8.2 or the effective date of withdrawal under Section 8.4, subject to the right to reimbursement more particularly described below.

                           (b) In addition to Section 8.5.2(a), if the
Continuing Party is Chiron, Chiron shall pay Gen-Probe [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      18.

[...***...]. Such amount shall be payable in accordance with the provisions of
Section 5.3, including without limitation monthly payment against Budget and monthly true-up payments. Chiron shall be entitled to reimbursement of such amounts paid in accordance with the provisions of Section 8.5.3 below. In the event, however, that Chiron shall elect to cease the development, marketing and sale of the Ultrio Assay Product prior to the effective commercialization thereof, then Chiron shall pay Gen-Probe an additional amount equal to [...***...] of the total aggregate Ultrio Development Costs (meeting the definition and calculated as described in Section 5.2) incurred by Gen-Probe from and after the effective date of termination for breach under Section 8.2 or the date of receipt from Gen-Probe of the withdrawal notice delivered pursuant to Section 8.4 of the Ultrio Addendum, which additional amount the parties agree will compensate Gen-Probe for the resources committed by Gen-Probe to the Ultrio Development Program which did not result in an effectively commercialized Ultrio Assay Product. Chiron shall pay such additional amount promptly upon ceasing such development, as permitted under Section 3.2.1(c) of the Agreement.

                           (c) In addition to Section 8.5.2(a), if the
Continuing Party is Gen-Probe, in the event that Gen-Probe shall elect to cease the development, marketing and sale of the Ultrio Assay Product prior to the effective commercialization thereof, then Gen-Probe shall pay Chiron an additional amount equal to [...***...] of the total aggregate commercialization costs incurred by Chiron as approved in the commercialization budget under
Section 6.4 to be incurred prior to the effective commercialization of the Ultrio Assay Product. Gen-Probe shall pay such additional amount promptly upon ceasing such development, as permitted under Section 3.2.1(c) of the Agreement.

                  8.5.3 Reimbursement of Development Costs. The party electing to continue development under the terms of Section 8.5 shall be deemed to be the party who "wishes to develop the Future Blood Screening Assay" described in
Section 3.2.1(c) of the Agreement. The provisions of Section 3.2.1(c) and the provisions of Section 3.2.3(b)(i) of the Agreement shall govern the rights and obligations of the parties from and after the effective date of termination under Section 8.2 or the effective date of withdrawal under Section 8.4 of the Ultrio Development Program as a joint development program under this Ultrio Addendum, except Section 3.2.1(b) of the Agreement shall be deleted in its entirety, and replaced with the following.

                  "b. In the case of a Future Blood Screening Product which is funded by one party pursuant to Section 3.2.1(c) of the Agreement and
         Section 8.5 of the Ultrio Addendum, such party shall be solely responsible for all Development Costs of such Future Blood Screening Assay and be entitled to reimbursement of the portion of the total Development Costs incurred after the effective date of termination under Section 8.2 or the effective date of withdrawal under Section 8.4, as the case may be (the "Post-Withdrawal Development Costs"), as follows:

                  i. If the funding party is Gen-Probe, Chiron shall (A) [...***...]; (B) [...***...]; (C) [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      19.

         [...***...]; (D) [...***...]; (E) [...***...]; and (F) [...***...].
         Thereafter, Net Sales shall be paid as provided under Section 3.2.7 of the Agreement.

                           ii. If the funding party is Chiron, Chiron shall pay to Gen-Probe [...***...], then Chiron shall (A) [...***...]; (B)
         [...***...]; (C) [...***...]; (D) [...***...]; and (E) [...***...].
         Thereafter, Net Sales shall be paid as Provided under Section 3.2.7 of the Agreement.

                           iii. The parties agree that the funding party is entitled to a preferential return on the Post-Withdrawal Development Costs incurred by the funding party , as a reasonable return for the additional risk incurred by the funding party, in an amount equal to [...***...] on the Post-Withdrawal Development Costs actually incurred by the funding party from the date incurred until the date on which such Post-Withdrawal Development Costs are reimbursed from Ultrio Assay Product revenues pursuant to Section 3.2.1(b)(i) above or Section 3.2.1(b)(ii) above, as applicable."

                  8.5.4 Control of the Program upon Unilateral Funding. The Continuing Party shall have the right to appoint the Project Manager from and after the effective date of termination under Section 8.2 or the effective date of withdrawal under Section 8.4. The Continuing Party shall have the right to make such Material Modifications to the Ultrio Development Program that it deems necessary or prudent in its reasonable discretion, without the acceptance of the other party as otherwise required under Section 3.3.4 of this Ultrio Addendum. Notwithstanding the above, the Continuing Party shall remain obligated to provide the other party with a copy of the Ultrio Development Program, and all notice and reporting obligations set forth herein shall remain in full force and effect.

                  8.5.5 Rights under Agreement. Except as expressly modified by this Section 8.5, the parties shall retain all rights and obligations allocated pursuant to Section 3.2 of the Agreement. Without

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      20.

limiting the foregoing, without respect to which party is the Continuing Party, Gen-Probe shall have the exclusive right and obligation to conduct the development work and to manufacture the Ultrio Assay Product; Chiron shall have the exclusive right to promote, market and sell the Ultrio Assay Product and the parties shall have their respective rights under Section 3.2.8 of the Agreement, all as is more particularly described in the Agreement unaffected in any way by the withdrawal from the Ultrio Development Program.

9. Escalation.

         9.1 Escalation Process. Prior to implementing the arbitration process more particularly described in Article 13 of the Agreement, the parties agree to escalate any dispute first to a discussion between responsible managers, and if they cannot agree, then to the Supervisory Board. However the parties explicitly acknowledge that in the event of the need for an urgent decision the party with primary responsibility will proceed to make the decision, and implement. It is agreed that the party with primary responsibility will make all reasonable and timely efforts to inform the other party of the issue requiring decision, particularly where the issue is one of some consequence.

         9.2 Remedies in Event of Default. Neither party shall be entitled to exercise any remedy otherwise available to it at law or in equity unless and until such party shall have provided the other party with notice of such event of default, reasonably specifying the nature of the default, and any applicable period of time for cure thereof shall have expired without cure, and the procedures defined in Article 13 of the Agreement shall have been first exhausted.

         9.3 Survival. Upon a termination of this Ultrio Addendum, the following provisions of this Ultrio Addendum shall survive such termination: Sections 2.3, 2.4.1, 8, 9, and 10 and all rights under Section 5.3.3 that have accrued as of the date of termination.

10. No Other Amendment. Except as expressly set forth in this Ultrio Addendum, all other terms and conditions of the Agreement, the parties' Definitive Written Settlement Agreement, dated December 5, 2001, and the Short Form Agreement, dated November 16, 2001, are hereby ratified and shall continue in full force and effect. In the event of a conflict between the terms of this Ultrio Addendum and the Agreement, the terms of this Ultrio Addendum shall control. The provisions of this Ultrio Addendum are intended to, and hereby, supercede any provisions in the Definitive Written Settlement Agreement entered into by and between the parties, dated December 5, 2001, and the Short Form Agreement entered into by and between the parties, dated November 16, 2001, on the same subject matter.

                                      21.

11. Counterparts. This Ultrio Addendum may be executed in counterparts, each of such shall be deemed an original, and all of which together shall constitute one and same instrument.

         IN WITNESS WHEREOF, the parties have caused this Ultrio Addendum to be executed and the persons signing below warrant that they are duly authorized to sign for and on behalf of the respective parties.

GEN-PROBE INCORPORATED,                       CHIRON CORPORATION,
a Delaware corporation                        a Delaware corporation

By: /s/ Henry L. Nordhoff                     By: /s/ Jack Goldstein
--------------------------------------        ----------------------------------
Its: Chief Executive Officer                  Its: President, Blood Testing
Date: March 24, 2003                          Date: February 28, 2003

                                      22.

                                 Schedule 1.16.

                       Description of Ultrio Assay Product

The Ultrio triplex assay is an in -vitro nucleic acid amplification test for the qualitative detection of human immunodeficiency virus Type 1 ( HIV-1) RNA, hepatitis B virus ( HBV) DNA, and/or hepatitis C virus( HCV) RNA in human plasma for use in the Blood Screening Field. The Ultrio triplex assay will not discriminate between HIV-1, HBV and HCV infection. The Ultrio assay is to be developed to run initially on the Procleix semi-automated instrument (eSAS).

HIV-1, HBV and HCV discriminatory Probe reagents are in -vitro nucleic acid amplification tests for the qualitative detection of the specified virus and are provided with the Ultrio triplex assay as part of the Ultrio Assay Product for use in discriminating between HIV-1, HBV and HCV in plasma following a positive result from the Ultrio triplex assay.

For purposes of the foregoing Addendum, all of the Ultrio triplex assay and the associated discriminatory probe reagents are included within the definition of the "Ultrio Assay Product."

                                   Schedule 5
                            Ultrio Development Costs

1. Reimbursable FTE Rate. Budget rates for future years will be based on [...***...] per FTE per calendar year until finalized each year per section
5.2.1. Future calendar year FTE billing rates will be agreed to based on future annual budgets. In the absence of agreement, the FTE billing rate will be the then current billing rate subject to true-up once new rates have been agreed.

2. Ultrio Development Costs included within FTE Labor Rate. Ultrio Development Costs included within FTE Labor Rate consist of all attributable costs associated with the development of the Ultrio Assay Product and modifications to associated instrument system platforms (but excluding Tigris instruments) that may be required for such Ultrio Assay Product (calculated in accordance with United States generally accepted accounting principles, or as otherwise mutually agreed in writing between the parties) incurred prior to the Completion Date and includes pilot development; validation studies necessary for product and process licensure; clinical studies; licensing activities; and the manufacture and ultimate disposition of conformance lots of material, calculated as follows:

                           (a) Shared development costs include: research and
development associated with the Ultrio Development Program; clinical studies; validation exclusively associated with the particular analyte; development lots; document preparation specific to the development;

                           (b) The planned resources, and the associated costs,
will be broken out on a [...***...] basis and analyzed against the Resource Plan included within the Technical Plan, and reflected in the Budget;

                           (c) Salaried staff costs included within the Budget
will be adjusted to reflect actual staff costs. Salary information may be aggregated to protect the identity of individuals. This salary information will be verifiable on a need to know basis to a select number of personnel from each company;

                           (d) Cost for wage laborers plus the applicable
overhead charge for such labor (calculated at the rates and charges described in Section 5.2.1) paid to personnel described in the Resource Plan, including the Ultrio Development Program project manager and personnel engaged to perform QA testing for the Ultrio Development Program;

                           (e) Costs for engineering prototypes and
manufacturing pilot modules required for the Ultrio Development Program;

                           (f) Costs of inventory consumed in the Ultrio
Development Program, including raw material, intermediates and finished goods, and conformance lots, whether reject or not, that arise from the Ultrio Development Program or are necessary to support the Ultrio Development Program, and scrap material, including raw materials and development materials that arise from the Ultrio Development Program but excluding Ultrio Assay Product and scrap materials used strictly for internal research purposes or consumed in development programs other than the Ultrio Development Program;

                           (g) Costs for conformance product documentation;

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      S5-1.

                           (h) Costs for courier and mail service fees for
delivery of items between Gen-Probe and Chiron;

                           (i) Costs of travel, lodging and reasonable per diem
expenses for employee and consultants of Gen-Probe or Chiron incurred in furtherance of their activities hereunder, providing training or participating on the Supervisory Board to the extent such costs are not included within the overhead charge applicable to labor costs;

                           (j) Costs of foreign registration, marketing studies
to support registration, and market research costs necessary to better define requirements or to support national decision-making;

                           (k) Such other categories as the parties may agree
from time to time using the approval process described in Section 0.

                           (l) All budgeted expenses of Departments directly
involved with the Ultrio Development Program

                           (m) Appropriate portions of budgeted costs of
departments indirectly involved in the Ultrio Development Program.

3. Ultrio Development Costs not included within FTE Labor Rate.

                           (a) Cost of conformance lot materials consumed in
performance of Ultrio Development Program or clinical trials.

                           (b) Significant Third Party consultant charges (i.e.
CRO, regulatory expertise, etc.) to the extent not captured within the FTE rates in Item 2 above.

                                      S5-2.

                                 Schedule 5.2.3

                Ultrio Development Costs Calculation Methodology

                                 Schedule 5.3.1

                        Accrued Ultrio Development Costs

                                   [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                 Schedule 5.3.2

                          [...***...] Budgeted Payments

         The party with the negative delta shall submit to the other party, on or before the end of the [...***...] during the term of the Ultrio Development Program, an invoice setting forth the amount of the delta. In addition, any party owed by other an excess adjustment shall submit to the other party, on or before the end of the [...***...] during the term of the Ultrio Development Program, AN invoice setting forth the amount of the excess adjustment, providing reasonable detail for any Ultrio Development Costs not previously invoiced and requesting payment of [...***...] of the total amount. Ultrio Development Costs by the invoicing party incurred to date and not yet reimbursed as provided herein, providing reasonable detail for any Ultrio Development Costs not previously invoiced and requesting payment of [...***...] of the total amount. Each party shall pay on or before the date specified therefore on the Technical Plan an amount equal to the lesser of (i) the Ultrio Development Costs reflected on the invoice submitted to such party on account of such payment (together with amounts reflected on earlier invoices not previously reimbursed) or (ii) the amount of the payment described on the attached Technical Plan. To the extent that a reimbursement payment is inadequate to cover the total Ultrio Development Costs incurred to date by a party, then each party shall carry over the balance to the next subsequent payment(s) until finally reimbursed in full.

         By way of example, and using hypothetical dollars for actual expenditures, the calculation would operate as follows:

------------------------------------------------------------
[...***...]       [...***...]     [...***...]    [...***...]
------------------------------------------------------------

------------------------------------------------------------
[...***...]       [...***...]                    [...***...]
------------------------------------------------------------
[...***...]       [...***...]     [...***...]    [...***...]
------------------------------------------------------------

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                 Schedule 5.3.3

                          [...***...] True-Up Payments
                              (sample methodology)

         By way of example, and using hypothetical dollars for actual expenditures, the calculation would operate as follows: (true-up payment due to Chiron in this case):

--------------------------------------------------------------------------------------------------------------------------------
[...***...]         [...***...]         [...***...]          [...***...]          [...***...]       [...***...]      [...***...]
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

[...***...]         [...***...]                              [...***...]          [...***...]       [...***...]      [...***...]
--------------------------------------------------------------------------------------------------------------------------------

[...***...]         [...***...]         [...***...]          [...***...]          [...***...]                        [...***...]
--------------------------------------------------------------------------------------------------------------------------------

                                               *CONFIDENTIAL TREATMENT REQUESTED